UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): November 18, 2011

IRS Employer
Commission	Registrant; State of Incorporation;	Identification
File Number	Address; and Telephone Number	Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona corporation)
88 East Broadway Boulevard
Tucson, AZ 85701
(520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona corporation)
88 East Broadway Boulevard
Tucson, AZ 85701
(520) 571-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by UniSource Energy Corporation and Tucson Electric Power Company. Information contained in this document relating to Tucson Electric Power Company is filed by UniSource Energy Corporation and separately by Tucson Electric Power Company on its own behalf. Tucson Electric Power Company makes no representation as to information relating to UniSource Energy Corporation or its subsidiaries, except as it may relate to Tucson Electric Power Company.

Item 8.01 — Other Events.
UniSource Energy Corporation (“UniSource Energy”) and certain of its subsidiaries are completing various financing activities that will (i) lower interest rate risk by reducing the amount of variable rate debt outstanding and (ii) enhance liquidity through the extension and re-pricing of various credit agreements.
As previously reported, on November 8, 2011, Tucson Electric Power Company (“TEP”) issued and sold $250 million aggregate principal amount of its 5.15% Notes due 2021 (the “Notes”). TEP used the net proceeds from the sale of the Notes to (i) purchase $130 million of its tax-exempt variable rate debt and (ii) repay $78 million on its revolving credit facility. TEP expects to use the remaining proceeds from the sale of the Notes by the end of 2011 to (i) purchase an additional $20 million of its tax-exempt variable rate debt and (ii) redeem approximately $22 million of an outstanding series of its fixed rate debt bearing an interest rate of 6.1%.
On November 18, 2011, UniSource Energy and certain of its subsidiaries amended their credit agreements as described below to, among other things, extend the maturity and expiration dates and reduce the interest rates and fees payable under such agreements.
As a result of these financing activities, (i) the maturities of all of our revolving credit facilities were extended by two years to November 2016, (ii) TEP reduced the percentage of its total debt outstanding that is unhedged variable rate debt, and (iii) UniSource Energy’s consolidated interest expense on long-term and short-term debt is expected to increase by $4 million to $6 million in 2012 compared to 2011.
UniSource Energy Corporation Credit Agreement
On November 18, 2011, UniSource Energy amended its existing credit agreement with Union Bank, N.A. (“Union Bank”), as administrative agent, lead arranger and lender, and a group of lenders (the “UniSource Credit Agreement”). The UniSource Credit Agreement consists of a $125 million revolving credit and revolving letter of credit facility. The amendment extended the term of the UniSource Credit Agreement by two years so that it will now expire on November 9, 2016, at which time all outstanding amounts thereunder will be due and payable.
Interest rates and fees under the UniSource Credit Agreement are based on a pricing grid tied to UniSource Energy’s credit ratings. Borrowings bear interest at a variable interest rate consisting of a spread over LIBOR or Alternate Base Rate. The amendment reduced the spread. The per annum rate currently in effect on borrowings is LIBOR plus 1.75% for Eurodollar loans or Alternate Base Rate plus 0.75% for Alternate Base Rate loans.
Tucson Electric Power Company Credit Agreement
On November 18, 2011, TEP amended its existing credit agreement with Union Bank, as administrative agent, lead arranger and lender, and a group of lenders (the “TEP Credit Agreement”). The TEP Credit Agreement consists of a $200 million revolving credit and revolving letter of credit facility and a $341 million letter of credit facility to support tax-exempt bonds. The amendment extended the term of the TEP Credit Agreement by two years so that it will now expire on November 9, 2016, at which time all outstanding amounts thereunder will be due and payable.
Interest rates and fees under the TEP Credit Agreement are based on a pricing grid tied to TEP’s credit ratings. Borrowings bear interest at a variable interest rate consisting of a spread over LIBOR or Alternate Base Rate. The amendment reduced the spread. The per annum rate currently in effect on borrowings is LIBOR plus 1.125% for Eurodollar loans or Alternate Base Rate plus 0.125% for Alternate Base Rate loans.
UNS Electric, Inc./UNS Gas, Inc. Credit Agreement
On November 18, 2011, UNS Electric, Inc. and UNS Gas, Inc., each as a borrower (the “Borrowers”), and UniSource Energy Services Inc. (“UES”), as guarantor, amended their existing unsecured credit agreement with Union Bank, as administrative agent, lead arranger and lender, and a group of lenders (the “UNS Electric/UNS Gas Credit Agreement”). The UNS Electric/UNS Gas Credit Agreement consists of a $100 million revolving credit and revolving letter of credit facility. The maximum borrowings outstanding at any one time for a Borrower under the agreement may not exceed $70 million. The amendment extended the term of the UNS Electric/UNS Gas Credit Agreement by two years so that it will now expire on November 9, 2016, at which time all outstanding amounts thereunder will be due and payable.

Each Borrower will be severally liable for its borrowings under the UNS Electric/UNS Gas Credit Agreement, with UES guaranteeing the obligations of both Borrowers. The UES guaranty may be terminated with respect to a Borrower when such Borrower does not have any other indebtedness guaranteed by UES.
Interest rates and fees under the UNS Electric/UNS Gas Credit Agreement are based on a pricing grid tied to the Borrower’s credit ratings. Borrowings bear interest at a variable interest rate consisting of a spread over LIBOR or Alternate Base Rate. The amendment reduced the spread. The per annum rate currently in effect on borrowings is LIBOR plus 1.50% for Eurodollar loans or Alternate Base Rate plus 0.50% for Alternate Base Rate loans.
For a description of certain additional terms and conditions of each of the credit agreements referenced above, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. UniSource Energy and TEP are including the following cautionary statements to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for the forward-looking statements made by or for UniSource Energy or TEP in this Current Report on Form 8-K. Forward-looking statements may be identified by the use of words such as “anticipate”, “estimate”, “expect”, “intend”, and similar expressions. UniSource Energy and TEP disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this report.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed therein. We express our expectations, beliefs and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s expectations, beliefs or projections will be achieved or accomplished. In addition to other factors and matters discussed in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (our “Form 10-K”), Part II, Item 7. Management’s Discussion and Analysis of our Form 10-K and Part I, Item 2. Management’s Discussion and Analysis of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 31, 2011, our actual results could differ materially from those discussed in the forward-looking statements above as a result of changes in credit ratings or levels of outstanding long-term or short-term debt.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNISOURCE ENERGY CORPORATION
Date: December 6, 2011	(Registrant)

/s/ Kevin P. Larson Senior Vice President and Chief Financial Officer

Date: December 6, 2011	TUCSON ELECTRIC POWER COMPANY
(Registrant)

/s/ Kevin P. Larson Senior Vice President and Chief Financial Officer